Exhibit 99.1(T)

HYUNDAI SECURITIES CO., LTD.

SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013

AND AS OF AND FOR THE YEAR ENDED MARCH 31, 2013,

AND INDEPENDENT AUDITORS’ REPORT

Independent Auditors’ Report

English Translation of a Report Originally Issued in Korean

To the Shareholders and the Board of Directors of

Hyundai Securities Co., Ltd.:

We have audited the accompanying separate financial statements of Hyundai Securities Co., Ltd. (the “Company”). The separate financial statements consist of the separate statements of financial position as of December 31, 2013 and March 31, 2013, and the related separate statements of loss, separate statements of comprehensive (loss) income, separate statements of changes in shareholders’ equity and separate statements of cash flows, all expressed in Korean won, for the nine months period ended December 31, 2013 and for the year ended March 31, 2013. The Company’s management is responsible for the preparation and fair presentation of the separate financial statements and our responsibility is to express an opinion on these separate financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the Republic of Korea. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the separate financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the separate financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall separate financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the separate financial statements referred to above present fairly, in all material respects, the separate financial position of the Company as of December 31, 2013 and March 31, 2013, and the results of its operations and its cash flows for the nine months period ended December 31, 2013 and for the year ended March 31, 2013, in conformity with Korean International Financial Reporting Standards (“K-IFRS”).

Accounting principles and auditing standards and their application in practice vary among countries. The accompanying separate financial statements are not intended to present the separate financial position, results of operations and cash flows in accordance with accounting principles and practices generally accepted in countries other than the Republic of Korea. In addition, the procedures and practices utilized in the Republic of Korea to audit such financial statements may differ from those generally accepted and applied in other countries. Accordingly, this report and the accompanying separate financial statements are for use by those knowledgeable about Korean accounting principles and auditing standards and their application in practice.

/s/ Deloitte Anjin LLC

March 6, 2014

Notice to Readers

This report is effective as of March 6, 2014, the independent auditors’ report date. Certain subsequent events or circumstances may have occurred between the auditors’ report date and the time the auditors’ report is read. Such events or circumstances could significantly affect the accompanying separate financial statements and may result in modifications to the auditors’ report.

HYUNDAI SECURITIES CO., LTD. (the “Company”)

SEPARATE FINANCIAL STATEMENTS

AS OF AND FOR THE NINE MONTHS PERIOD ENDED

DECEMBER 31, 2013 AND

AS OF AND FOR THE YEAR ENDED MARCH 31, 2013

The accompanying separate financial statements, including all footnote disclosures, were prepared by, and are the responsibility of, the Company.

Yun, Kyung Eun

Chairman and Chief Executive Officer

HYUNDAI SECURITIES CO., LTD.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF FINANCIAL POSITION

AS OF DECEMBER 31, 2013 AND MARCH 31, 2013

		Korean won
	Notes	December 31, 2013		March 31, 2013
		(In thousands)
ASSETS
Cash and deposits	5,44,46	~~W~~	1,342,505,203	~~W~~	1,245,943,873
Financial assets at fair value through profit or loss (“FVTPL”)	5,6,10,44,51		11,874,544,906		12,687,297,193
Available-for-sale (“AFS”) financial assets	5,7,44		1,133,677,519		1,320,721,273
Investments in subsidiaries	8		688,607,806		538,887,488
Investments in associates	9		1,426,250		2,852,500
Loans, net	5,11,12,13,44,51		1,550,805,908		1,545,045,328
Property and equipment, net	14		226,769,382		232,276,210
Investment property	15		65,504,719		63,166,304
Intangible assets, net	16		71,380,761		68,464,804
Current tax assets			8,269,818		54,116,337
Derivatives (Hedge)	10,44		5,236,612		—
Other financial assets	17,44		553,331,651		762,141,755
Other assets	18		74,413,168		101,602,830

TOTAL ASSETS		~~W~~	17,596,473,703	~~W~~	18,622,515,895

LIABILITIES
Financial liabilities at FVTPL	10,19,44	~~W~~	5,080,817,145	~~W~~	4,652,012,334
Deposits due to customers	20,44		1,189,248,107		1,233,530,202
Borrowings	21,44,51		7,867,652,538		8,771,433,216
Retirement benefit obligation	22		24,099,127		9,150,096
Deferred tax liabilities	42		4,105,955		64,255,913
Provisions	23		1,980,129		2,253,798
Other financial liabilities	24,44		368,023,299		769,550,805
Other liabilities	25		55,997,858		40,320,616

TOTAL LIABILITIES			14,591,924,158		15,542,506,980

SHAREHOLDERS’ EQUITY
Capital stock	26		1,183,062,650		1,183,062,650
Other paid-in capital	27		864,611,907		827,842,137
Retained earnings	13, 28		835,273,283		923,522,154
Elements of other shareholders’ equity	29		121,601,705		145,581,974

TOTAL SHAREHOLDERS’ EQUITY			3,004,549,545		3,080,008,915

TOTAL LIABILITIES AND EQUITY		~~W~~	17,596,473,703	~~W~~	18,622,515,895

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF LOSS

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND

FOR THE YEAR ENDED MARCH 31, 2013

		Korean won
	Notes	December 31, 2013		March 31, 2013
		(In thousands except for loss per share data)
OPERATING REVENUE
Fees and commissions income	30	~~W~~	222,579,907	~~W~~	313,668,710
Gain on valuation and disposal of financial instruments	31,44		274,506,219		406,549,420
Gain on valuation and transaction of derivatives instruments	32,44		755,292,184		731,043,215
Interest income	33,44		392,056,673		513,163,783
Gain on valuation and disposal of loans	34,44		3,409,796		6,465,031
Gain on foreign currency transactions	35		28,977,367		21,185,002
Other operating income	39		12,613,745		18,917,086

			1,689,435,891		2,010,992,247

OPERATING EXPENSE
Fees and commissions expense	30		18,267,195		25,331,727
Loss on valuation and disposal of financial instruments	31,44		528,025,145		547,827,618
Loss on valuation and transaction of derivatives instruments	32,44		611,942,164		654,013,976
Interest expense	33,44		183,164,522		262,015,505
Loss on valuation and disposal of loans	34,44		2,365,144		2,924,843
Loss on foreign currency transactions	35		50,334,000		25,173,845
Payroll	36,38		217,623,062		260,013,178
Other general and administration expenses	37,38		131,301,516		191,812,642
Other operating expenses	39		2,487,570		5,589,309

			1,745,510,318		1,974,702,643

OPERATING INCOME(LOSS)			(56,074,427)		36,289,604
NON-OPERATING INCOME	40		19,653,524		17,875,897
NON-OPERATING EXPENSE	41		25,183,704		45,438,012

NET INCOME(LOSS) BEFORE INCOME TAX EXPENSE(REVENUE)			(61,604,607)		8,727,489
INCOME TAX EXPENSE(REVENUE)	42		(17,789,344)		9,774,722

NET LOSS		~~W~~	(43,815,263)	~~W~~	(1,047,233)

NET LOSS PER SHARE	43	~~W~~	(467)	~~W~~	(247)

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF COMPREHENSIVE LOSS (INCOME)

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND

FOR THE YEAR ENDED MARCH 31, 2013

		Korean won
	Notes	December 31, 2013		March 31, 2013
		(In thousands)
NET LOSS		~~W~~	(43,815,263)	~~W~~	(1,047,233)

OTHER COMPREHENSIVE (LOSS) INCOME:
Items will not be reclassified subsequently to profit or loss
Remeasurements of the net defined benefit liability	22,29		(1,146,546)		(1,082,642)
Gain on valuation of tangible assets	14,29		—		67,725,188
Items will be reclassified subsequently to profit or loss when specific conditions are met
Loss on valuation of AFS financial assets	7,29		(22,833,723)		(2,970,695)
Loss on foreign exchange difference	29		—		(5,683,164)

			(23,980,269)		57,988,687

COMPREHENSIVE (LOSS) INCOME		~~W~~	(67,795,532)	~~W~~	56,941,454

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND FOR THE YEAR ENDED MARCH 31, 2013

	Korean won (in thousand)
			Other paid-in capital
	Capital stock		Paid-in capital in excess of par value		Treasury stock		Other equity		Retained earnings		Elements of other shareholders’ equity		Total
Balance as of April 1, 2012	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(105,108,000)	~~W~~	967,992,713	~~W~~	111,596,714	~~W~~	3,053,724,121
Changes in accounting policies (Note2)		—		—		—		—		24,003,427		(24,003,427)		—

Adjusted balances		1,183,062,650		1,063,271,037		(167,090,993)		(105,108,000)		991,996,140		87,593,287		3,053,724,121
Dividends		—		—		—		36,770,093		(67,426,753)		—		(30,656,660)
Total comprehensive income:
Net loss		—		—		—		—		(1,047,233)		—		(1,047,233)
Other comprehensive income		—		—		—		—		—		57,988,687		57,988,687

Balance as of March 31, 2013	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(68,337,907)	~~W~~	923,522,154	~~W~~	145,581,974	~~W~~	3,080,008,915

Balance as of April 1, 2013	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(68,337,907)	~~W~~	923,522,154	~~W~~	145,581,974	~~W~~	3,080,008,915
Dividends		—		—		—		36,769,770		(44,433,608)		—		(7,663,838)
Total comprehensive loss:
Net loss		—		—		—		—		(43,815,263)		—		(43,815,263)
Other comprehensive loss		—		—		—		—		—		(23,980,269)		(23,980,269)

Balance as of December 31, 2013	~~W~~	1,183,062,650	~~W~~	1,063,271,037	~~W~~	(167,090,993)	~~W~~	(31,568,137)	~~W~~	835,273,283	~~W~~	121,601,705	~~W~~	3,004,549,545

See accompanying notes to separate financial statements.

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND

FOR THE YEAR ENDED MARCH 31, 2013

	Korean won
	December 31, 2013		March 31, 2013
	(In thousands)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	~~W~~	(43,815,263)	~~W~~	(1,047,233)
Additions of expenses not involving cash outflows:
Loss on valuation of financial assets designed at FVTPL		12,270,628		13,286,384
Loss on valuation of financial liabilities designed at FVTPL		141,130,615		158,909,509
Loss on valuation of trading securities		54,444,494		7,834,940
Loss on disposal of AFS securities		4,926,782		1,182,511
Loss on valuation of securities sold		5,426,541		6,296,954
Impairment loss on securities		25,062,588		44,592,965
Loss on valuation of derivatives instrument		2,560,181		182,861
Loss on valuation of derivatives instrument asset		594,243		617,549
Loss on valuation of derivatives instrument liability		1,353,819		233,719
Loss on valuation of over-the-counter (“OTC”) derivatives instrument		243,921,085		293,621,522
Interest expenses		183,164,522		262,015,505
Bad debt expenses		2,276,620		2,278,226
Loss on foreign exchanges translation		20,886,056		6,309,248
Severance benefits-defined benefit		15,283,094		—
Depreciation		9,339,308		13,245,064
Amortization of intangible assets		5,219,539		12,041,304
Loss on disposal of tangible assets		220,825		98,565
Revaluation loss on tangible assets		—		1,204,468
Loss on disposal of investment property		33,920		—
Impairment loss of intangible assets		2,013,202		2,153,799
Loss on disposal of investments of subsidiaries		2,000,824		4,890,552
Impairment loss on investments of subsidiaries		—		34,906,835
Other expenses		2,216,782		51,923
Rehabilitation expense		28,069		42,605
Income taxes		—		9,774,721
Deductions of revenues not involving cash inflows:
Gain on valuation of financial assets designed at FVTPL		(16,282,838)		(27,788,964)
Gain on valuation of financial liabilities designed at FVTPL		(100,038,125)		(65,391,750)
Gain on valuation of trading securities		(34,069,798)		(116,236,144)
Gain on disposal of AFS securities		(10,663,962)		(26,625,396)
Gain on valuation of securities		(1,760,070)		(7,030,336)
Gain on valuation of derivatives instrument		(781,516)		(563,108)
Gain on valuation of derivatives assets		(2,373,398)		(231,889)
Gain on valuation of derivatives liabilities		(1,374,065)		(466,735)
Gain on valuation of OTC derivatives instrument		(318,935,725)		(351,964,941)
Interest income		(392,056,673)		(513,163,783)
Gain on disposal of premises and equipment		(2,518)		(33,454)
Reversal of allowance for other credit loss		(17,625)		(47,917)
Gain on foreign exchanges translation		(448,484)		(3,022,616)
Severance and retirement benefits		—		(24,659,743)
Dividend income		(4,191,880)		(10,344,857)
Distribution income		(7,696,547)		(7,800,878)
Gain on disposal of investment in subsidiaries		(11,235,952)		(1,551,916)
Gain on disposal of investment in associates		—		(1,062,720)
Gain on disposal of investment assets		(38,222)		(108,677)
Income taxes		(17,789,344)		—
Reversal of restoration liabilities		(316,528)		—
Others		(2,190,871)		(610,410)

(Continued)

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND

FOR THE YEAR ENDED MARCH 31, 2013

	Korean won
	December 31, 2013		March 31, 2013
	(In thousands)
Changes in operating assets and liabilities:
Decrease (increase) in deposits		286,375,960		(333,182,619)
Decrease (increase) in financial assets designed at FVTPL		1,106,730		(64,471,548)
Decrease (increase) in trading securities		747,731,214		(1,759,581,499)
Decrease (increase) in derivatives assets		(4,735,524)		226,143
Decrease (increase) in OTC derivatives assets		38,798,516		(234,814,991)
Decrease (increase) in call loans		17,000,000		(12,000,000)
Decrease (increase) in broker’s loan		(129,097,605)		72,383,861
Decrease (increase) in securities purchased under reverse repo		137,800,000		(100,000,000)
Decrease in loans to employees		5,742,686		10,736,709
Increase in loans		(140,000,000)		—
Decrease (increase) in purchased loans		64,087,583		(115,207,630)
Decrease (increase) in advance payments		131,511		(108,291)
Decrease in dishonored receivables		17,996		20,884
Decrease (increase) in privately placed bonds		43,995,932		(49,825,283)
Increase in deferred loan originated cost and fee		—		306,000
Increase in present value discount account - loan		2,965,328		12,639,368
Decrease in other loans		—		20,000,000
Decrease in receivable		191,827,741		166,101,971
Decrease in accrued income		630,248		970,842
Decrease (increase) in advance payments		(576,767)		16,914,070
Decrease (increase) in prepaid expenses		21,706,064		(69,945,540)
Decrease (increase) in prepaid taxes		48,299		(40,426)
Decrease in guarantee deposits		8,273,890		5,411,233
Increase in other assets		(25,642)		(199,392)
Increase in financial liabilities at FVTPL		177,408,286		1,283,516,546
Decrease in deposits received		(62,786,397)		(72,892,165)
Increase in guarantee deposits		5,314,053		396,034
Increase (decrease) in other current liabilities		13,193,040		(25,840)
Increase (decrease) in securities sold under reverse repo		(1,132,241,486)		1,591,200,786
Increase in securities sold		274,232,098		1,695,508
Increase in derivatives liabilities		7,317,418		1,502,110
Increase (decrease) in OTC derivatives liabilities		(5,113,676)		307,466,588
Decrease in severance and retirement benefits		(1,307,092)		(87,275,638)
Decrease in other payables		(367,618,546)		(133,424,454)
Decrease in accrued expenses		(468,190)		(1,153,230)
Increase in financial guarantee liabilities		2,825,754		—
Increase in advance receipts		219,471		211,634
Increase in unearned income		1,665,496		3,712,609
Increase (decrease) in withholding taxes		1,112,966		(443,637)
Increase in other liabilities		194,361		11,731
Decrease in foreign operation translation		—		(5,683,164)
Interest received		408,352,371		507,281,140
Interest paid		(185,291,422)		(260,501,965)
Dividend received		12,014,040		18,466,897
Income taxes received		11,141,876		—
Income taxes paid		—		(56,840,489)

Net cash provided by operating activities	~~W~~	222,262,914	~~W~~	379,573,125

(Continued)

HYUNDAI SECURITIES CO., LTD.

SEPARATE STATEMENTS OF CASH FLOWS (CONTINUED)

FOR THE NINE MONTHS PERIOD ENDED DECEMBER 31, 2013 AND

FOR THE YEAR ENDED MARCH 31, 2013

	Korean won
	December 31, 2013		March 31, 2013
	(In thousands)
CASH FLOWS FROM INVESTING ACTIVITIES:
Withdrawal of long-term financial instruments		572,622,947		497,579,498
Disposal of investment in subsidiaries		45,290,585		31,536,803
Disposal of investment in associates		1,426,250		6,012,092
Disposal of property and equipment		2,645		8,110
Disposal of other tangible assets		340,741		34,093
Disposal of investment assets - land		68,250		23,975,194
Disposal of investment assets - building		126,750		10,297,533
Disposal of intangible assets		329,010		2,093,807
Deposit in long-term financial instruments		(316,627,520)		(293,918,768)
Acquisition of AFS securities		(452,168,055)		(1,052,312,039)
Acquisition of investment in subsidiaries		(177,970,000)		(242,061,000)
Acquisition of investment in associates		—		(1,222,500)
Acquisition of building		(226,439)		—
Acquisition of office equipment		(2,344,105)		(5,342,991)
Acquisition of other tangible assets		(3,173,715)		(3,485,382)
Acquisition of intangible assets		(8,694,280)		(9,676,346)

Net cash used in investing activities	~~W~~	(340,996,936)	~~W~~	(1,036,481,896)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from call money		519,800,000		33,800,000
Proceeds in borrowings from Korea Securities Finance Corporation (“KSFC”)		161,943,079		—
Proceeds from asset backed short term bonds		10,000,000		—
Proceeds from other borrowings		—		365,679,548
Proceeds from debentures		—		500,649,702
Increase in guarantee deposits received		2,214,000		900,000
Payment of borrowings from KSFC		—		(115,249,081)
Payment of other borrowings		(462,931,963)		—
Payment of debentures		—		(200,000,000)
Decrease in guarantee deposits received		(902,000)		(2,427,072)
Purchase of treasury stock		—		—
Payments of dividends		(44,433,608)		(67,426,754)

Net cash provided by financing activities		185,689,508		515,926,343

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS		66,955,486		(140,982,428)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD (YEAR)		346,417,514		487,279,016
CHANGES IN CASH AND CASH EQUIVALENTS DUE TO FOREIGN CURRENCY TRANSLATION		(175,307)		120,926

CASH AND CASH EQUIVALENTS, END OF PERIOD (YEAR) (NOTE 46)	~~W~~	413,197,693	~~W~~	346,417,514

See accompanying notes to separate financial statements.

Internal Accounting Control System (IACS) Review Report

English Translation of a Report Originally Issued in Korean

To the Representative Director

Hyundai Securities Co., Ltd.

We have reviewed the accompanying Report on the Management’s Assessment of IACS (the “Management’s Report”) of Hyundai Securities Co., Ltd. (the “Company”) as of December 31, 2013. The Management’s Report, and the design and operation of IACS are the responsibility of the Company’s management. Our responsibility is to review the Management’s Report and issue a review report based on our procedures. The Company’s management stated in the accompanying Management’s Report that “based on the assessment of the IACS as of December 31, 2013, the Company’s IACS has been appropriately designed and is operating effectively as of December 31, 2013, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.”

We conducted our review in accordance with the IACS Review Standards established by the Korean Institute of Certified Public Accountants. Those standards require that we plan and perform a review, objective of which is to obtain a lower level of assurance than an audit, of the Management’s Report in all material respects. A review includes obtaining an understanding of a Company’s IACS and making inquiries regarding the Management’s Report and, when deemed necessary, performing a limited inspection of underlying documents and other limited procedures.

The Company’s IACS represents internal accounting policies and a system to manage and operate such policies to provide reasonable assurance regarding the reliability of financial statements prepared, in accordance with Korean International Financial Reporting Standards (“K-IFRS”), for the purpose of preparing and disclosing reliable accounting information. Because of its inherent limitations, IACS may not prevent or detect a material misstatement of the financial statements. Also, projections of any evaluation of effectiveness of IACS to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Based on our review, nothing has come to our attention that causes us to believe that the Management’s Report referred to above is not fairly stated, in all material respects, in accordance with the IACS Framework established by the Korea Listed Companies Association.

Our review is based on the Company’s IACS as of December 31, 2013, and we did not review its IACS subsequent to December 31, 2013. This report has been prepared pursuant to the Acts on External Audit for Stock Companies in the Republic of Korea and may not be appropriate for other purposes or for other users.

May 6, 2014